Exhibit 2.5

FIRST AMENDMENT OF
STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT OF STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into as of July 30, 2003 by and among Eaton Vance Acquisitions, a Massachusetts business trust (“Buyer”), PPA Acquisition, L.L.C., a Delaware limited liability company (“Seller”), PPA Acquisition Corp., a Delaware corporation doing business under the name “Parametric Portfolio Associates” (the “Company”), and each of Brian Langstraat and David M. Stein (the “Members”). Terms used in this letter agreement without definition shall have the meanings given to them in the Stock Purchase Agreement.

     In consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

     1.      Amendment of Section 8.1(b) of the Stock Purchase Agreement. Section 8.1(b) of the Stock Purchase Agreement is hereby amended to replace the date “August 31, 2003” therein with the date “September 15, 2003”.

     2.      Effect. Except as amended by the provisions of this Amendment, the Stock Purchase Agreement shall remain in full force and effect, without modification or waiver.

     3.      Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above stated.

PPA ACQUISITION CORP., a Delaware corporation

By:	/s/ Brian Langstraat
Name: Brian Langstraat Title: Chief Executive Officer

PPA ACQUISITION, L.L.C., a Delaware limited liability company

By:	/s/ Brian Langstraat
Name: Brian Langstraat Title: Chief Executive Officer

EATON VANCE ACQUISITIONS, a Massachusetts business trust

By:	/s/ James B. Hawkes
Name: James B. Hawkes Title: President

MEMBERS
/s/ Brian Langstraat
Brian Langstraat
/s/ David M. Stein
David M. Stein